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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Magnum Hunter Resources, Inc. on Form S-4 of our reports on Magnum Hunter Resources, Inc. dated March 22, 2002, appearing in the Annual Report on Form 10-K of Magnum Hunter Resources, Inc. for the year ended December 31, 2001, and to the reference to us under the headings "Experts" in the Prospectus, which is part of the Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
July 3, 2002